UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 28, 2011

Wind Works Power Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-113296	98-0409895
(Commission File Number)	(IRS Employer Identification No.)

346 Waverley Street

Ottawa, Ontario Canada

K2P 0W5

(Address of Principal Executive Offices)

(613)  226-7883

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section  1- Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On February 28, 2011  we received the required deposit pursuant to the terms and conditions of an  asset purchase agreement with Premier Renewable Energy, Inc. which provides in part for the sale of five of the Company’s wind energy projects in Ontario, Canada totaling 50 megawatts.

We have agreed to sell the following wind energy projects:  Settlers Landing, Snowy Ridge, Grey Highlands, Cloudy Ridge and Clean Breeze.  The purchase price is  $105,000 Canadian per megawatt.   (Approximately $107,625 U.S.  based on the current exchange rate).  The total purchase price of the assets is subject to adjustment if following closing the parties receives a “Final Wind Report” indicating that Net Capacity Factor for a project is equal to or exceeds 30%, in which case Wind Works will receive an  amount equal to the product of the Installed Capacity of such Project multiplied by $30,000 (the “Final NCF Success Payment”).  Closing of the transaction is subject to several conditions precedent including but not limited to the consent of the Ontario Power Authority to the sale of the  wind farms and confirmation from Hydro One Networks Inc. that the  Cloudy Ridge Project, the Grey Highlands Project and the Skyway 125 Project can be interconnected to one another in order to establish a combined transmission line to the point of interconnection.

Also in connection with the sale of the wind farms,  Wind Works will be reimbursed for up to $770,000 in third party development expenses and reimbursement of $50,000 per project representing the FIT security deposit.

In April 2010 all five of these wind farms were awarded power contracts from the Ontario Power Authority Feed-in-Tariff (“FIT”)  contract program.  The FIT program is  part of the new Green Energy Act in Ontario, Canada. The FIT  program  offers a power contract with a guaranteed rate of C$135.00/MWh over a 20-year term to qualified wind energy projects. The Ontario Power Authority (OPA) initial launch period deadline for FIT applications was November 30, 2009.  This first launch period was designed for projects that were being developed under the Renewable Energy Standard Offer Program (RESOP).

In addition to the payments set forth above the Company will receive an annual royalty equal to 2.5% of the Gross Revenues earned from each Wind Farm  during such Project’s period of commercial operation under its FIT Contract.  The Annual Royalty shall be payable quarterly within 30 days of the end of each Fiscal Quarter.

Item 9.02 Financial Statements and Exhibits.

Exhibit 99.1   Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   March 3, 2011

Wind Works Power Corp.
By:	/s/Ingo Stuckmann
Ingo Stuckmann, CEO